UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 20, 2009, the executive management of Newpark Resources, Inc. (the “Company”) voluntarily agreed to a ten percent (10%) reduction in their base salary for the period from May 1, 2009 until December 31, 2009. On December 1, 2009, Messrs. Howes, Braun, Smith, Airola and Cooper voluntarily agreed to extend the ten percent (10%) reduction in their base salary for the period from December 31, 2009 until March 31, 2010 (the “Extended Reduction Period”). Mr. Moss agreed to the Extended Reduction Period on December 7, 2009. The following table sets forth for each officer their base salary prior to the salary reduction (the “Original Base Salary”) and their reduced base salary (the “Reduced Base Salary”).

Executive/Title	Original Base Salary	Reduced Base Salary
Paul L. Howes, President and Chief Executive Officer	$486,000	$437,400

James E. Braun, Vice President and Chief Financial Officer	$298,920	$269,028

Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	$337,050	$303,345

Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	$291,040	$261,936

William D. Moss, Vice President, Corporate Strategy and Development, of Newpark	$270,000	$243,000

Samuel L. Cooper, Vice President of Newpark and President of Environmental Services	$210,000	$189,000

In connection with the extension of the temporary salary reduction, each of the executive officers listed above, with the approval of the Compensation Committee of the Company’s Board of Directors (and with respect to Mr. Howes, the independent members of the Board of Directors), entered into substantially similar letter agreements (the “Letter Agreements”) extending the temporary salary decrease as set forth in the previous amendments to their respective employment agreements (the “Amendments”).

The actual base salary paid in 2009 (as reduced) will be used for purposes of determining bonuses payable to the executive management, if any, under the 2003 Executive Incentive Compensation Plan (annual cash bonus plan). Notwithstanding the extension of the temporary reduction in the base salary, for purposes of calculating any severance payment or payments upon a change in control which may become payable during the Extended Reduction Period in accordance with each respective employment agreement or other agreement between the Company and Messrs. Howes, Braun, Smith, Airola, Moss and Cooper, such payments will continue to be based upon the Original Base Salary.

Furthermore, as a result of certain changes in Mr. Moss’ position and related responsibilities with the Company (the “Employment Events”) resulting from the consolidation of Newpark Mats and Integrated Services with the Company’s Environmental Services business as described in the amendment to Mr. Moss’ employment agreement dated June 30, 2009 (the “Second Amendment”), Mr. Moss has the right to terminate his employment for Good Reason. The Second Amendment provided that Mr. Moss must exercise his right to terminate his employment for Good Reason as a result of the Employment Events by providing written notice thereof to the Company on or before January 20, 2010. Pursuant to Mr. Moss’ Letter Agreement, the Company has agreed to extend Mr. Moss’ right to terminate his employment for Good Reason as a result of the Employment Events to March 31, 2010 and his “lump sum payment” will be calculated based upon his $270,000 Original Base Salary. If Mr. Moss fails to provide timely written notice by March 31, 2010, Mr. Moss will be deemed to have conclusively waived any right he may have under his employment agreement to terminate his employment for Good Reason as a result of the Employment Events.

The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of the Letter Agreements, copies of which are attached hereto as exhibits and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Paul L. Howes.

10.2	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and James E. Braun.

10.3	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Bruce C. Smith.

10.4	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Mark J. Airola.

10.5	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and William D. Moss.

10.6	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Samuel L. Cooper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: December 7, 2009

By: /s/ James E. Braun
James E. Braun,
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Paul L. Howes.

10.2	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and James E. Braun.

10.3	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Bruce C. Smith.

10.4	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Mark J. Airola.

10.5	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and William D. Moss.

10.6	Letter agreement, dated as of November 30, 2009, between Newpark Resources, Inc. and Samuel L. Cooper.